UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 21, 2014

H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

MISSOURI	1-6089	44-0607856
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)

(816) 854-3000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 21, 2014, Marvin R. Ellison provided a notification to the Chairman of the Board of Directors (the “Board”) of H&R Block, Inc. (the “Company”) regarding his service as a director. Due to competing professional demands, Mr. Ellison does not intend to stand for reelection as a director of the Company at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) in September 2014. Mr. Ellison’s decision not to stand for reelection at the 2014 Annual Meeting is due to policies of his employer which limit the number of external boards of directors on which he can serve, and is not the result of any disagreement with the Company on any matter regarding the Company’s operations, policies or practices.
The Company appreciates Mr. Ellison‘s significant contributions during his ongoing service on the Board and wishes him well in his future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.

Date:	March 26, 2014	By:	/s/ Scott W. Andreasen
Scott W. Andreasen
Vice President and Secretary